Exhibit 32

Certification of Chief Executive Officer and Chief Financial Officer
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Edward J. Geletka, President and Chief Executive Officer and L. Joseph Stella, III, Executive Vice President and Chief Financial Officer of Colonial Financial Services, Inc. (the “Company”) each certify in his capacity as an officer of the Company that he has reviewed the quarterly report on Form 10-Q of the Company for the quarter ended March 31, 2011 and that:

(1)	the report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the report fairly presents, in all material respects, the consolidated financial condition and results of operations of the Company.

Date: May 13, 2011	/s/ Edward J. Geletka
Edward J. Geletka,
President and Chief Executive Officer

Date: May 13, 2011	/s/ L. Joseph Stella, III, CPA
L. Joseph Stella, III, CPA
Executive Vice President and Chief Financial Officer

The purpose of this statement is solely to comply with Title 18, Chapter 63, Section 1350 of the United States Code, as amended by Section 906 of the Sarbanes-Oxley Act of 2002.

A signed original of this written statement required by Section 906 has been provided to Colonial Financial Services, Inc. and will be retained by Colonial Financial Services, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.